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                                                                   EXHIBIT 3.2

















                              AMENDED AND RESTATED



                                     BYLAWS



                                       OF



                           RURAL CELLULAR CORPORATION

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                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                          RURAL CELLULAR CORPORATION

                               TABLE OF CONTENTS

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ARTICLE I.  OFFICES, CORPORATE SEAL AND SHAREHOLDER CONTROL AGREEMENT.............................................1

            1.01         Registered and Other Offices.............................................................1
            1.02         Corporate Seal...........................................................................1
            1.03         Shareholder Control Agreement............................................................1

ARTICLE II.  MEETINGS OF SHAREHOLDERS.............................................................................1

            2.01         Regular Meetings.........................................................................1
            2.02         Special Meetings.........................................................................2
            2.03         Time and Place of Meetings...............................................................2
            2.04         Voting Rights............................................................................2
            2.05         Notice of Meetings.......................................................................3
            2.06         Waiver of Notice.........................................................................3
            2.07         Quorum...................................................................................3
            2.08         Record Date..............................................................................3
            2.09.        Action Without a Meeting.................................................................4
            2.10         Proxies..................................................................................4
            2.11         Action by the Shareholders...............................................................4
            2.12         Business Proposed by Shareholders........................................................4

ARTICLE III.  DIRECTORS...........................................................................................5

            3.01         General Purposes.........................................................................5
            3.02.        Number and Terms of Directors............................................................5
            3.03.        Nominations and Qualifications...........................................................6
            3.04.        Board Meetings; Time, Place and Notice...................................................7
            3.05.        Waiver of Notice.........................................................................7
            3.06.        Quorum...................................................................................7
            3.07.        Absent Directors.........................................................................8
            3.08.        Action Without a Meeting.................................................................8
            3.09.        Action by the Board......................................................................8
            3.10.        Electronic Communications................................................................8
            3.11.        Committees...............................................................................8
            3.12.        Presumption of Assent....................................................................9
            3.13.        Resignation..............................................................................9
            3.14.        Removal..................................................................................9
            3.15.        Vacancies................................................................................9

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

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            3.16.        Compensation of Directors................................................................9
            3.17.        Chairman of the Board....................................................................9

ARTICLE IV.  OFFICERS............................................................................................10

            4.01.        Required Officers.......................................................................10
            4.02.        Other Officers..........................................................................10
            4.03.        Election and Term of Office.............................................................10
            4.04.        Chief Executive Officer.................................................................11
            4.05.        Chief Financial Officer.................................................................11
            4.06.        Multiple Offices........................................................................11
            4.07.        Officers Deemed Elected.................................................................11
            4.08.        Contract Rights.........................................................................12
            4.09.        Delegation of Authority.................................................................12
            4.10.        [Deleted]...............................................................................12
            4.11.        Compensation of Officers................................................................12
            4.12.        Resignation.............................................................................12
            4.13.        Removal.................................................................................12
            4.14.        Vacancy.................................................................................12

ARTICLE V.  SHARES AND THEIR TRANSFER............................................................................12

            5.01.        Certificates for Shares.................................................................12
            5.02.        Transfer of Shares......................................................................13
            5.03.        Lost Certificates.......................................................................13
            5.04.        Fractional Shares.......................................................................13
            5.05.        Facsimile Signature.....................................................................13
            5.06.        Transfer Agent and Registrar............................................................14
            5.07.        Conversion of Class B Common Stock......................................................14

ARTICLE VI.  CORPORATE BOOKS AND RECORDS.........................................................................15

            6.01.        Share Register..........................................................................15
            6.02.        Other Required Documents................................................................15
            6.03.        Financial Statements....................................................................15
            6.04.        Right to Inspect........................................................................16

ARTICLE VII.  NOTICE.............................................................................................16

            7.01.        Notice..................................................................................16

ARTICLE VIII.  INDEMNIFICATION...................................................................................16

            8.01.        Indemnification.........................................................................16

ARTICLE IX.  AMENDMENT OF BYLAWS.................................................................................17

            9.01.        Amendment of Bylaws.....................................................................17

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                                   BYLAWS
                                     OF
                        RURAL CELLULAR CORPORATION

                                 ARTICLE I.
                          OFFICES, CORPORATE SEAL
                      AND SHAREHOLDER CONTROL AGREEMENT

         Section 1.01. REGISTERED AND OTHER OFFICES. The registered office of the corporation in the State of Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Minnesota Secretary of State changing the registered office in the manner prescribed by law. The corporation may have such other offices, including its principal place of business or its principal executive office, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         Section 1.02. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity, recordability or enforceability of any document executed on behalf of the corporation or any act. The seal need only include the word "seal," but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

         Section 1.03. SHAREHOLDER CONTROL AGREEMENT. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern. A copy of any such shareholder control agreement shall be filed with the corporation at its principal executive office.

                                  ARTICLE II.
                           MEETINGS OF SHAREHOLDERS

         Section 2.01. REGULAR MEETINGS. Regular meetings of the shareholders of the corporation shall be called by the Chief Executive Officer or the Board of Directors. Regular meetings of the shareholders may be held no more frequently than once per year and may be held on any other less frequent periodic basis. Regular meetings of the shareholders need not be held, except that if a regular meeting of the shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares of this corporation entitled to vote may demand that a regular meeting of the shareholders be held by giving written notice to the Chief Executive Officer or the Chief Financial Officer of the corporation. Within thirty (30) days after receipt of the demand by the Chief Executive Officer or Chief Financial Officer, the Board of Directors shall cause a regular meeting of the shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the corporation. If the Board of Directors fails to cause a regular meeting of the shareholders to be called and held as required by this section of the Bylaws, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by Section 2.05 of these Bylaws, all at the expense of the corporation. At each regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six
(6) months after the date of the meeting. No other particular business is required to be transacted at a regular meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all of the shareholders are present in person or by proxy and none of them objects to such designation.

         Section 2.02. SPECIAL MEETINGS. Special meetings of the shareholders of the corporation may be called for any purpose or purposes at any time by the Chief Executive Officer, the Chief Financial Officer or by two or more directors. In addition, except as provided by the Minnesota Business Corporation Act with respect to a "business combination," a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares of the corporation entitled to vote may demand that a special meeting of the shareholders be held by giving written notice containing the purpose or purposes of the meeting to the Chief Executive Officer or Chief Financial Officer of the corporation. Within thirty (30) days after receipt of the demand by such officer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the corporation. If the Board of Directors fails to cause a special meeting of the shareholders to be called and held as required by this Section of the Bylaws, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 2.05 of these Bylaws, all at the expense of the corporation.

         Section 2.03. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders of the corporation, if any, shall be held on the day or date and at the time and place fixed by the Chief Executive Officer or the Board of Directors, except that a regular or special meeting called by, or at the demand of, a shareholder or shareholders pursuant to Sections 2.01 or 2.02 of these Bylaws shall be held in the county where the principal executive office of the corporation is located.

         Section 2.04. VOTING RIGHTS. At each meeting of the shareholders of the corporation, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State pursuant to Minn. Stat. Section 302A.401, each shareholder shall have one (1) vote for each voting share of Class A stock and ten (10) votes for each voting share of Class B stock held of record by that shareholder. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot. Voting shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Unless the corporation receives such a written notice from a joint owner, a holder of voting shares may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder shall be deemed to have voted all of the shares in that way. The Board of Directors may, by a resolution approved by the affirmative vote of a majority of the directors present, establish a procedure

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whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for the purpose specified in the writing. There shall be no cumulative voting.

         Section 2.05. NOTICE OF MEETINGS. Notice of all meetings of shareholders shall be given to every holder of voting shares of record, except where the meeting is an adjourned meeting and the day or date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least ten (10), but not more than sixty (60), days before the date of the meeting, except that written notice of a meeting at which a plan of merger or exchange is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. The notice of any regular or special meeting of shareholders shall contain the day or date, time and place of the meeting and any other information deemed necessary or desirable by the person or persons calling the meeting. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice, unless all of the shareholders of the corporation are present in person or by proxy and none of them objects to consideration of a particular item of business. In the event the purpose of the meeting is to consider a plan of merger or exchange, a copy or short description of the plan of merger or exchange shall be included in or enclosed with the notice.

         Section 2.06. WAIVER OF NOTICE. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         Section 2.07. QUORUM. The holders of a majority of the voting power of the shares outstanding and entitled to vote at a meeting of the shareholders, present either in person or by proxy, shall constitute a quorum for the transaction of business at that meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present at such meeting may continue to transact business until adjournment, even though the withdrawal of one or more shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In the event a quorum is not attained for a meeting, those shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time, to such day or date and time and place as they shall, by majority vote, agree upon. Any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned. If a quorum is present in person or by proxy when a duly called or held meeting is convened, the meeting may be adjourned from time to time without notice, other than announcement at the meeting.

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         Section 2.08. RECORD DATE. The Board of Directors may fix, in the
resolution calling for a regular or special meeting of the shareholders, a date not more than sixty (60) days before the day of the meeting of the shareholders as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. When a record date is so fixed, only shareholders on that date are entitled to receive notice of and to vote at that meeting of shareholders and any adjournment thereof. The Board of Directors may close the books of the corporation against the transfer during the whole or any part of such period. If the Board of Directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

         Section 2.09. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting or notice thereof by written action signed by all of the shareholders entitled to vote on that action. The written action is effective on the date on which the last signature is placed on such writing, unless a different effective time is provided in the written action. Such written action may be taken by counterparts.

         Section 2.10. PROXIES. At all meetings of shareholders, a shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. The appointment of a proxy is valid for eleven (11) months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation. An appointment may be terminated at will, unless the appointment is coupled with an interest, in which case it shall not be terminated except in accordance with the terms of an agreement, if any, between the parties to the appointment. Termination may be made by filing written notice of the termination of the appointment with an officer of the corporation, or by filing a new written appointment of a proxy with an officer of the corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with an officer of the corporation.

         Section 2.11. ACTION BY THE SHAREHOLDERS. At any duly called or held meeting of the shareholders at which a quorum is present, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote who are present in person or by proxy, except where a larger proportion or number is required by the Articles of Incorporation or by applicable law. In any case where a class or series of shares is entitled by the Minnesota Business Corporations Act, the Articles of Incorporation, or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of a majority of the voting power of the shares of that class or series who are present in person or by proxy, except where a larger proportion or number is required by the Articles of Incorporation or applicable law.

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         Section 2.12. BUSINESS PROPOSED BY SHAREHOLDERS. At any regular or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 2.12. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days prior to the meeting, provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 2.12. The chairperson of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                               ARTICLE III.
                                DIRECTORS

         Section 3.01. GENERAL PURPOSES. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote of the holders of all of the shares entitled to vote for the election of the directors of the corporation, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

         Section 3.02. NUMBER AND TERMS OF DIRECTORS The aggregate number of directors as of the date this amendment to the Bylaws is adopted
[May 21, 1998] shall be six, two in each class. Thereafter, the number of directors in each class shall be the number last elected by the shareholders, provided that the aggregate number of directors in the three classes shall not be less than three nor more than nine. The number of directors in any class may be increased by the Board of Directors from the number of directors last elected by the shareholders and the resulting vacancy may be filled pursuant to Section 3.15 hereof; provided, however, that the Board of Directors may not increase the aggregate number of directors in the three classes to more than nine, and, further provided, that the persons appointed by the Board to fill any such resulting vacancy shall hold office until a qualified successor is elected by the shareholders at the next meeting of the shareholders at which directors are elected. Vacancies occurring on the Board of Directors resulting from the death, resignation, removal or disqualification of a director or as a

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result of the expiration of a director's term need not be filled by the Board or shareholders, provided that the Board continues to have at least the minimum number of members required by the Articles of Incorporation.

         Notwithstanding the foregoing, whenever the holders of any one or more classes of capital stock (other than common stock) issued by the corporation shall have the right, voting separately by class or series, to elect directors at a regular or special meeting of shareholders, pursuant to the applicable terms of the certificate of designation or other instrument creating such class or series of stock as provided in the last paragraph of
Section 3.01 of the Articles of Incorporation, any directors so elected shall be in addition to the aggregate number of directors determined in the manner set forth in the preceding paragraph and shall increase the maximum number of directors permitted pursuant to the provisions of the preceding paragraph. Any directors so elected shall not be divided into classes as provided in the following paragraph unless expressly provided by the applicable terms of the certificate of designation or other such instrument.

         The directors shall be divided into three (3) classes, designated Class I, Class II, and Class III, and each class shall be as nearly equal in number as possible. Each class shall be elected to three-year terms, with one class to be elected each year. At each regular meeting of the shareholders, directors shall be elected for a full term of three years to succeed those whose terms expire. When the number of directors is changed, any increase or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the regular meeting for the year in which the director's term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Section 3.03. NOMINATIONS AND QUALIFICATIONS. Only persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article 3.03. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is

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required (or would be required if the corporation were subject to Regulation
14A under the Securities Exchange Act of 1934, as amended) to be disclosed in solicitations of proxies or otherwise pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.03. The chairperson of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Section 3.03 and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3.04. BOARD MEETINGS; TIME, PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors in the notice of the meeting or otherwise, meetings of the Board of Directors shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. The Chairman, Chief Executive Officer or any two directors may call a Board of Directors meeting by giving two (2) days' notice to all directors of the day or date, time and place of the meeting. Notice of a meeting called by two directors other than the Chairman of the Board or Chief Executive Officer shall state the purpose of the meeting. Notice may be given by mail, telephone, telegram or in person. If a meeting schedule is adopted by the Board of Directors, or if the day or date, time and place of a Board of Directors meeting has been announced at a previous meeting, no additional notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

         Section 3.05. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 3.06. QUORUM. A majority of the directors currently holding office shall be a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

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         Section 3.07. ABSENT DIRECTORS. A director who is unable to attend a meeting of the Board of Directors may give advance written consent or opposition to a proposal to be acted on at the meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         Section 3.08. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors of this corporation may be taken without a meeting and notice thereof by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all the directors were present, provided that the proposed action need not be approved by the shareholders and that the Articles of Incorporation so provide. The written action is effective when signed by the necessary number of directors, unless a different effective time is provided in the written action. Such written action may be taken by counterparts.

         Section 3.09. ACTION BY THE BOARD. The Board of Directors shall take action by the affirmative vote of a majority of the directors present at a duly held meeting except where a larger proportion or number is required by the Articles of Incorporation or applicable law.

         Section 3.10. ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting if the same notice is given of the conference as would be required by
Section 3.04 of these Bylaws for a meeting and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting under Section 3.06 of these Bylaws. A director may also participate in a meeting of the Board of Directors by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting of the Board of Directors pursuant to the provisions of this section of the Bylaws constitutes presence in person at the meeting.

         Section 3.11. COMMITTEES. The Board of Directors may, by resolution approved by the affirmative vote of a majority of its members, establish one or more committees, including an executive committee and a committee of disinterested persons, which shall have the authority of the Board of Directors in the management of the business and affairs of the corporation to the extent provided in the resolution, as amended from time to time. A committee shall consist of one or more natural persons, who need not be directors, appointed by the affirmative vote of a majority of the directors present. Each committee shall keep minutes of its acts and proceedings and make such minutes available upon request to members of the committee and to any director. Committees shall at all times be subject to the direction and control of the board, except as otherwise provided herein or by applicable law. Sections 3.04 through 3.10 of these Bylaws shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and to members of the Board of Directors.

         Section 3.12. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors when an action is approved by the affirmative vote of a majority of the directors present is presumed to have assented to the action approved, unless the director (i) objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, in which case the director shall not be considered to be present at the meeting for purposes of determining whether a quorum is present; (ii) votes against the action at the meeting; or (iii) is prohibited by applicable law, due to a conflict of interest, from voting on the action.

         Section 3.13. RESIGNATION. A director may resign from the Board of Directors at any time by giving written notice to the corporation at its principal executive office. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.

         Section 3.14. REMOVAL. Any director, including a director named by the Board of Directors to fill a vacancy or newly created directorship, may be removed at any time, with or without cause, by the affirmative vote of the holders of two-thirds (2/3) of the voting power of the shares outstanding and entitled to vote for the election of directors. New directors may be elected at a meeting at which directors are removed.

         Section 3.15. VACANCIES. Vacancies on the Board of Directors resulting from the death, disqualification, resignation, retirement or removal of a director or by newly created directorships may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Any director elected by the Board of Directors under this Section to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Section 3.16. COMPENSATION OF DIRECTORS. The members of the Board of Directors and any committee may be reimbursed for their expenses, if any, of attendance at each meeting of the Board of Directors or any committee; and the Board of Directors may fix by resolution the compensation of directors and of the members of any committee of the Board of Directors. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation for his or her services in such capacity.

         Section 3.17. CHAIRMAN OF THE BOARD. The Board of Directors may elect one of its members to be Chairman of the Board of Directors. In the event a Chairman of the Board of Directors is elected, he or she shall preside at all meetings of the Board of Directors. The Chairman of the Board of Directors is subject to the control of the Board of Directors and may be removed by the Board. The Chairman of the Board of Directors shall have supervisory authority over the general policy and business of the corporation and shall perform the duties that are assigned by the Board of Directors.

                                 ARTICLE IV.
                                  OFFICERS

         Section 4.01. REQUIRED OFFICERS. The corporation shall have one or more natural persons exercising the functions of the offices, however designated, of Chief Executive Officer and Chief Financial Officer.

         Section 4.02. OTHER OFFICERS. In lieu of or in addition to appointing a Chief Executive Officer and a Chief Financial Officer, the Board of Directors may appoint, in a resolution approved by the affirmative vote of a majority of the directors present, any other officers, assistant officers or agents the Board of Directors deems necessary or appropriate for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms in office determined by the Board of Directors from time to time. If elected, the following officers shall have the following roles:

                  (a) CHAIRMAN OF THE BOARD. A Chairman of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.

                  (b) PRESIDENT. The President, if elected in lieu of a Chief Executive Officer, shall exercise the functions of the Chief Executive Officer.

                  (c) VICE PRESIDENT. Each Vice President, if elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

                  (d) SECRETARY. A Secretary, if elected, shall maintain records of the corporation and together with the President or Chief Executive Officer, certify the proceedings of the Board of Directors and the shareholders. The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

                  (e) TREASURER. The Treasurer, if elected, shall exercise the functions of the Chief Financial Officer, if there is no other person who has been appointed Chief Financial Officer, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

         If specific persons have not been elected as President or Secretary, the Chief Executive Officer may execute instruments or documents in those capacities. If a specific person has not been elected to the office of Treasurer, the Chief Financial Officer of the corporation may sign instruments or documents in that capacity.

         Section 4.03. ELECTION AND TERM OF OFFICE. At its first regular meeting after the regular meeting of the shareholders each year, the Board of Directors shall elect or appoint a Chief

Executive Officer and a Chief Financial Officer and/or such other officers, assistant officers or agents the Board of Directors deems necessary. Such officers shall hold their offices until their successors are elected and have qualified; provided, however, that any officer may be removed in the manner provided in Section 4.13 of these Bylaws.

         Section 4.04. CHIEF EXECUTIVE OFFICER. Unless a resolution adopted by the Board of Directors provides otherwise, the Chief Executive Officer shall have the duties specified in this section. When present, the Chief Executive Officer shall call to order and preside over all meetings of the shareholders and all meetings of the Board of Directors unless a Chairman of the Board of Directors is elected who shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have responsibility for the active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation as may be prescribed from time to time by the Board of Directors, maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders. In addition, the Chief Executive Officer shall, in general, perform all duties usually incident to the position of Chief Executive Officer and such other duties as may from time to time be prescribed by the Board of Directors.

         Section 4.05. CHIEF FINANCIAL OFFICER. Unless a resolution adopted by the Board of Directors provides otherwise, the Chief Financial Officer shall have the duties specified in this section. The Chief Financial Officer shall keep accurate financial records of the corporation; deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, except to the extent that some other person or persons may be specifically authorized by the Board of Directors to do so; disburse corporate funds and issue checks and drafts in the name of the corporation as authorized by the Board of Directors; render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

         Section 4.06. MULTIPLE OFFICES. Any number of offices or functions of those offices may be held or exercised by the same person, except that if a President and Vice President shall be elected, the offices shall not be held by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

         Section 4.07. OFFICERS DEEMED ELECTED. In the absence of an election or appointment of officers by the Board of Directors, the person or persons exercising the principal functions of the Chief Executive Officer or the Chief Financial Officer are deemed to have been elected to those offices.

         Section 4.08. CONTRACT RIGHTS. The election or appointment of a person as an officer or agent of the corporation shall not, of itself, create contract rights. The corporation may enter into an employment contract with an officer or agent for a period of time if, in the judgment of the Board of Directors, the contract would be in the best interests of the corporation. The fact that the contract may be for a term longer than the terms of the directors who authorized or approved the contract shall not make the contract void or voidable.

         Section 4.09. DELEGATION OF AUTHORITY. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present at a duly called meeting of the Board of Directors, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties or powers of his or her office to other persons, provided that such delegation is in writing. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

         Section 4.10.     [Deleted]

         Section 4.11. COMPENSATION OF OFFICERS. The salaries of all officers of the corporation shall be fixed from time to time by the Board of Directors or a committee appointed by the Board. The Board of Directors or a duly appointed committee may authorize and empower the Chief Executive Officer, President or any Vice President to fix the salaries of all officers of the corporation who are not directors of the corporation. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

         Section 4.12. RESIGNATION. An officer may resign at any time by giving written notice to the corporation at its principal executive office. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

         Section 4.13. REMOVAL. Subject to the provisions of any shareholder control agreement, an officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly called meeting of the Board of Directors. Any such removal shall be without prejudice to any contractual rights of the officer.

         Section 4.14. VACANCY. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled by the Board of Directors for the unexpired portion of the term, or for such term and on such conditions as shall be determined by the Board of Directors.

                                  ARTICLE V.
                          SHARES AND THEIR TRANSFER

         Section 5.01. CERTIFICATES FOR SHARES. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him or her. The certificates for such shares shall be numbered in the order in which they are issued and shall be signed in the name of the corporation by the Chief Executive Officer or the Chief Financial Officer or any other proper officers of the corporation authorized by the Board of Directors and shall have typed or printed thereon such legend as may be required by law or any shareholder control agreement. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.03 of these Bylaws.

         Section 5.02. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative or duly authorized attorney in fact, and is effective upon surrender for cancellation of the properly endorsed certificate or certificates for such shares to the corporation or its transfer agent. The corporation may treat as the absolute owner for all purposes of shares of the corporation the person or persons in whose name or names the shares are registered on the books of the corporation and may not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

         Section 5.03. LOST CERTIFICATES. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a sufficient agreement of indemnity or indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

         Section 5.04. FRACTIONAL SHARES. The corporation may issue fractions of a share originally or upon transfer. Except as otherwise provided by applicable law, if the Board of Directors decides not to issue fractions of a share in connection with an original issuance of shares, the Board of Directors must (i) arrange for the disposition of fractional interests by persons entitled to them, (ii) pay in money the fair value of fractions of a share as of the time when persons entitled to receive the fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that entitle the holder to receive a certificate for a full share on the surrender of scrip or warrants aggregating a full share.

         Section 5.05. FACSIMILE SIGNATURE. Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the Chief Executive Officer and Chief Financial Officer or any other proper officers of the corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such officer. The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

         Section 5.06. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

         Section 5.07.     CONVERSION OF CLASS B COMMON STOCK.

                  (a) CONVERSION PROCEDURE. In the event of any conversion of shares of Class B Common Stock pursuant to Section 2.02(c) of the Articles of Incorporation, the holder of such shares of Class B Common Stock shall promptly surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the corporation, or of any transfer agent for such shares, and shall give written notice to the corporation (the "Notice"), at such office: (1) stating that shares of Class B Common Stock have been converted into Class A Common Stock as provided in this Section 5.07; (2) specifying how the conversion occurred; (3) identifying the number of shares of Class B Common Stock being converted; and (4) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued, with instructions for delivery thereof. Delivery of such notice together with the certificates representing the shares of Class B Common Stock shall obligate the corporation to issue such shares of Class A Common Stock. Thereupon the corporation or its agent shall promptly issue and deliver to such holder a certificate or certificates representing the shares to which such holder is entitled, registered in the name of such holder or designee as specified in the Notice. The corporation shall take any and all steps necessary to effect a conversion pursuant to Section 2.02(c) of the Articles of Incorporation, notwithstanding any failure by the holder to deliver to the corporation the Notice or the certificates representing the shares subject to such conversion.

                  (b) EFFECT OF AUTOMATIC CONVERSION. To the extent permitted by law, conversion shall be deemed to have been effected as of the date on which conversion was first permitted or required under
         Section 2.02(c) of the Articles of Incorporation (such date being the "Conversion Time"). The person entitled to receive shares issuable upon such conversion shall be treated for all purposes as the record holder of such class of shares at and as of the Conversion Time, and the right of such person as a holder of the shares held prior to such conversion shall cease and terminate at and as of the Conversion Time, in each case notwithstanding any failure by the holder to deliver to the corporation the Notice or the certificates representing the shares subject to conversion, or the corporation's failure to issue to the holder certificates representing the shares to be held after the conversion has been effected.

                  (c) RESERVATION. The corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of capital stock, for the purposes of effecting conversions, such number of duly authorized shares of capital stock as shall from time to time be sufficient to effect the conversion of the Class B Common Stock contemplated herein. All such shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The corporation will take all such action as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or The Nasdaq Stock Market upon which such shares may be listed or traded.

                                  ARTICLE VI.
                        CORPORATE BOOKS AND RECORDS

         Section 6.01. SHARE REGISTER. The corporation shall keep at its principal executive office or at such other place or places within the United States as determined by the Board of Directors, a share register not more than one year old, containing the names and addresses of the shareholders, the number and classes of shares held by each shareholder, the dates on which the certificates therefor were issued, and, in the case of cancellation, the date of cancellation.

         Section 6.02. OTHER REQUIRED DOCUMENTS. The corporation shall keep at its principal executive office, or, if its principal executive office is not located within the State of Minnesota, shall make available at its registered office within ten (10) days after receipt by an officer of the corporation of a written demand from a person described in Section 6.04 of these Bylaws, either the originals or copies of the following:

                  a. Records of all proceedings of the shareholders and the Board of Directors of the Corporation for at least the last three years;

                  b. The Articles of Incorporation of the corporation and all amendments thereto;

                  c. These Bylaws and all amendments thereto currently in effect;

                  d. Reports made to shareholders generally within the last three years;

                  e. A statement of the names and usual business addresses of the corporation's directors and principal officers;

                  f. Any shareholder control agreements and voting trust agreements; and

                  g. The financial statements required by Section 6.03 of these Bylaws and the financial statement for the most recent interim period prepared in the course of the operations of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record.

         Section 6.03. FINANCIAL STATEMENTS. The corporation shall keep appropriate and complete financial records and shall, upon written request by a shareholder, furnish annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income for the fiscal year, which shall be prepared on the basis of accounting methods reasonable in the circumstances and may be consolidated statements of the corporation and one or more of its subsidiaries, if any. In the case of statements audited by a public accountant, each copy shall be accompanied by a report setting forth the opinion of the accountant on the statements; in other cases, each copy shall be accompanied by a statement of the Chief Financial Officer or other person in charge of the corporation's financial records stating the reasonable belief of the person that the financial statements were prepared in accordance with accounting methods reasonable in the circumstances, describing the basis of presentation and describing any respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

         Section 6.04. RIGHT TO INSPECT. So long as this corporation is publicly held, any shareholder of the corporation, beneficial owner of shares of the corporation or holder of a voting trust certificate relating to the shares of the corporation has, upon written demand stating the purpose and acknowledged or verified as required by law, a right to examine and copy, at any reasonable time, the share register required by Section 6.01 of these Bylaws and other corporate documents reasonably related to the stated purpose. For purpose of these Bylaws, a "proper purpose" is any purpose reasonably related to the person's interest as a shareholder, beneficial owner of shares or holder of a voting trust certificate of the corporation.

                                  ARTICLE VII.
                                     NOTICE

         Section 7.01. NOTICE. Whenever under the provisions of these Bylaws notice is required to be given to the corporation or an officer of the corporation, such notice shall be in writing and is deemed to have been given when mailed or delivered to the corporation or the officer at the registered office or principal executive office of the corporation. Whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director or member of a committee of the Board of Directors of the corporation, such notice is deemed to have been given when mailed to the person at an address designated by the person or at the last known address of the person, or when communicated to the person orally, or when handed to the person, or when left at the office of the person with a clerk or other person in charge of the office, or if there is no one in charge, when left in a conspicuous place in the office, or if the office is closed or the person to be notified has no office, when left at the dwelling house or usual place of abode of the person with some person of suitable age and discretion then residing therein. Notice by mail is given when deposited in the United States mail with sufficient postage affixed. Notice is deemed received when it is given.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         Section 8.01. INDEMNIFICATION. The corporation shall indemnify each former and present officer, director, or employee of the corporation, and each person who serves or may have served at the request of the corporation as a director, officer, employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, who are made a party to a threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding in accordance with, and to the fullest extent permissible under, the provisions of Chapter 302A of the Minnesota Statutes, as it may from time to time be amended. In the event a former or present officer, director, or employee of the corporation is made or threatened to be made a party to a civil, criminal, administrative, arbitration or investigative proceeding by reason of the former or present official capacity of the person, the person shall be entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, as provided in Minnesota Statutes Chapter 302A.

                                   ARTICLE IX.
                               AMENDMENT OF BYLAWS

         Section 9.01. AMENDMENT OF BYLAWS. Unless reserved by the Articles of Incorporation to the shareholders, the Board of Directors may, from time to time by the affirmative vote of the majority of its members present at a duly called meeting, adopt, amend or repeal all or any of the Bylaws of the corporation subject, however, to the power of the shareholders, exercisable in the manner provided by law, to adopt, amend or repeal Bylaws adopted, amended or repealed by the Board of Directors. Notwithstanding any other provisions of these Bylaws to the contrary (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, the Articles of Incorporation or these Bylaws), the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all shares outstanding and entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with Sections 2.12, 3.02, 3.03, 3.04, 3.06, 3.14, 3.15 or 9.01 of these Bylaws.

                           CERTIFICATION OF BYLAWS

         The undersigned, being the duly elected Secretary of Rural Cellular Corporation, a Minnesota corporation, does hereby certify that the foregoing Bylaws have been duly adopted to be the Bylaws of the corporation and to supersede all previously existing Bylaws by action of the Board of Directors taken the 22nd day of January, 1999.

                                       /s/ Don Swenson
                                       --------------------------------------
                                       Don Swenson

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